SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            NETWORK PERIPHERALS INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)   Title of each class of securities to which transactions applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                            NETWORK PERIPHERALS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1999


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Network Peripherals Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 29, 1999 at 11:00 a.m., local time, in the Tivoli Ballroom of the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, for the following purposes:

         1. To elect two Class II directors of the Company to serve for the ensuing three-year term and until their successors are duly elected.

         2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 1999.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid, return envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                               Sincerely,


                                               Wilson Cheung
                                               Secretary
Milpitas, California
March 15, 1999


--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                            NETWORK PERIPHERALS INC.

                                 --------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of Network Peripherals Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 29, 1999 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Tivoli Ballroom of the Sheraton San Jose Hotel, 180l Barber Lane, Milpitas, California. The Company's principal executive office is located at 1371 McCarthy Boulevard, Milpitas, California 95035.

         These proxy solicitation materials were mailed on or about March 15, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

Record Date and Principal Stockholders

         Stockholders of record at the close of business on March 10, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 12,342,681 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "OTHER INFORMATION-Share Ownership by Principal Stockholders and Management."

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Every stockholder voting in the election of directors is entitled to one vote for each share held. Stockholders are not entitled to cumulate votes for the election of directors or for any other purpose.

         The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies, personally or by telephone, letter, telegram, facsimile transmission or other means of electronic communication.

Quorum; Abstentions; Broker Non-Votes

         The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "representing and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the number of Votes with respect to a proposal.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than December 1, 1999, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

         The Board of Directors fixes, from time to time, the number of directors authorized by the Company's By-Laws. The Board of Directors has currently set the number of directors at six. The Company's By-Laws provides that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms. The two Class II directors to be elected at the Annual Meeting are to hold office until the Annual Meeting to be held in 2002 and until their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

         The following table sets forth the name and age of the nominee, and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company:

Nominees for Election as Class II Director Serving for a Term Expiring in 2002:

                                                Principal Occupation                              Director
           Name                              During the Past Five Years                   Age      Since
           ----                              --------------------------                   ---      -----
William Rosenberger          Mr. Rosenberger has served as the President,  Chief          49        1998
                             Executive  Officer  and a director  of the  Company
                             since July 1998.  From  January  1996 to June 1998,
                             Mr.  Rosenberger  was President and Chief Executive
                             Office of NetAccess,  Inc., a wide area  networking
                             equipment   manufacturer.   From  October  1995  to
                             December 1995, Mr.  Rosenberger  was Vice President
                             of Sales and  Business  development  for  NetVision
                             Corporation,  an Ethernet switching  company.  From
                             March  1993  to  June  1995,  Mr.  Rosenberger  was
                             General  Manager  of  ACSYS,   Inc.,  a  networking
                             equipment  manufacturer.  Prior to March 1993,  Mr.
                             Rosenberger   was  President  and  Chief  Executive
                             Officer of Netronix,  Inc.,  a networking  hardware
                             designer and manufacturer.

                                                     3



                                                Principal Occupation                              Director
           Name                              During the Past Five Years                   Age      Since
           ----                              --------------------------                   ---      -----
Steve Bell                   Mr.  Bell has served as a director  of the  Company          44       1998
                             since July 1998. From 1998 to the present, Mr. Bell
                             has served as President and Chief Executive Officer
                             of the Silicon Valley Networking Laboratory,  Inc.,
                             a provider of  networking  testing  services.  From
                             September  1993 to April 1998, Mr. Bell was founder
                             and   President   of  Bell   Consulting,   Inc.,  a
                             networking products marketing company.  From August
                             1992 to August 1993, Mr. Bell was Vice President of
                             Marketing  for Make  Systems,  Inc.,  a provider of
                             networking   software.   Mr.  Bell  has  also  held
                             marketing and engineering  management  positions at
                             AT&T   Bell   Labs,   Western   Digital,   National
                             Semiconductor and Hughes LAN Systems.


Incumbent Directors Not Standing for Re-election at the 1999 Annual Meeting:

                                                Principal Occupation                              Director
           Name                              During the Past Five Years                   Age      Since
           ----                              --------------------------                   ---      -----
Michael Gardner              Mr. Gardner has served as a director of the Company          54       1998
                             since May 1998.  From February 1998 to the present,
                             Mr. Gardner has served as Senior Vice President for
                             Sybase,  Inc., an information  management  software
                             company.  From November 1996 to February  1998, Mr.
                             Gardner  was  Chief   Operating   Officer  for  ACT
                             Networks,   a  wide-area  network  access  products
                             manufacturer.  From May 1995 to November  1996, Mr.
                             Garnder was  President of Whittaker  Communications
                             (formerly   Hughes  LAN   Systems),   a  networking
                             company. From April 1993 to April 1995, Mr. Gardner
                             was Senior Vice President of Worldwide Sales for UB
                             Networks, a supplier of networking systems.

Glenn Penisten               Mr.  Penisten  has  served as the  Chairman  of the          67       1996
                             Board of  Directors  since June 1996.  From 1985 to
                             present, he has been a partner of Alpha Partners, a
                             venture  capital  firm.  He  has  served  as  Chief
                             Executive  Officer for several  leading  technology
                             companies including;  Superconductor  Technologies,
                             Inc.,   from  May  1987  to  June  1988;   American
                             Microsystems,  Inc.,  from  July  1976 to  December
                             1984, and Data Transmission Co., from February 1972
                             to April 1976. Mr.  Penisten has also held director
                             level   positions  at   Dataproducts   Corporation,
                             Sanders  Associates and Gould,  Inc. He served as a
                             corporate officer at Texas  Instruments,  Inc., and
                             chairman of the American  Electronics  Association.
                             Mr. Penisten  currently serves as director for Ikos
                             Systems, Bell Microproducts,  Pinnacle Systems, and
                             Superconductor Technologies, Inc.

                                                    4



                                                Principal Occupation                              Director
           Name                              During the Past Five Years                   Age      Since
           ----                              --------------------------                   ---      -----
Charles Hart                 Mr. Hart has served on the Board of Directors since          61       1996
                             November  1996.  From 1998 to present,  he has been
                             the Chief  Executive  Officer of Gigalabs,  Inc., a
                             manufacturer  of  networking  interface  cards  and
                             switches.  Previously  in 1998,  he  served  as the
                             Chief Executive Officer and a director of Micronics
                             Computers  Inc.,  a  supplier  of  advanced  system
                             boards  for  high-performance  personal  computers.
                             From April 1997 through February 1998, he served as
                             the Executive Vice President, Business Development,
                             for the Company.  From August 1995 to May 1997,  he
                             was a founding board member of InsWeb  Corporation,
                             an   internet   technology   company   providing  a
                             vertically integrated marketplace for the insurance
                             industry  on the  World  Wide  Web.  From July 1992
                             through  July  1995,  he was  President  and  Chief
                             Executive   Officer  of  Semaphore   Communications
                             Corporation.   Previously,  he  held  positions  of
                             President and Chief  Executive  Officer with Phaser
                             Systems and Etak, Inc.


         There are no family relationships among any directors or officers of the Company.

Certain Business Relationships

         During 1998, the Company contracted with Quadrus Manufacturing, a subsidiary of Bell Microproducts, whereby Quardrus functioned as the Company's turnkey manufacturing subcontractor. Mr. Penisten serves on the Board of Directors of Bell Microproducts. In 1998, the Company made payments of approximately $7 million to Quadrus for products and services. The Company expects to terminate the relationship with Quadrus in mid-1999 when all the Company's manufacturing activities will transition to its internal facilities in Taiwan.

Compliance with Section 16(a) of the Exchange Act

         During 1998, Mr. Wilson Cheung, Mr. William Rosenberger, Mr. James Sullivan, Mr. Oliver Szu (former officer), and Mr. Robert Zecha, executive officers of the Company, and Mr. Steve Bell, a director of the Company, were delinquent in filing Form 3. Mr. Robert Hersh (former officer) and Mr. Rosenberger were delinquent in filing Form 4. Mr. Zecha was delinquent in filing Form 5.

Vote Required and Board of Directors Recommendation

         Directors are elected by a plurality of votes cast. THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES.

Board Meetings and Committees

         The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1998. No action was taken by written consent. No current director participated in fewer than 75% of all such meetings and actions by the Board of Directors, if any, and the committees, upon which such directors served, at the time they were directors of the Company.

         The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee. The functions of a Nominating Committee are performed by the Board of Directors as a whole.

         The Audit Committee of the Board of Directors, consisting of directors Mr. Penisten and Mr. Gardner, the latter replacing Mr. Kenneth Levy in the committee, met four times during fiscal 1998. Mr.

Levy  resigned  from the  Board in May  1998.  The  Audit  Committee  recommends engagement of the Company's independent accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls.

         The Compensation Committee of the Board of Directors, which consists of directors Mr. Hart and Mr. Bell, the latter replacing Mr. Marengi in the committee, held two meetings during fiscal 1998. Mr. Marengi resigned from the Board in October 1998. The Compensation Committee reviews and approves the Company's executive compensation policy, and reviews and approves grants of options to employees under the Company's 1997 Stock Plan.

Compensation of Directors

         Directors who are not employees of the Company (an "Outside Director") are entitled to receive a director fee of $3,750 per fiscal quarter so long as they remain directors of the Company. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

         Non-employee directors are eligible to participate in the Company's 1994 Outside Directors Stock Option Plan. The Outside Directors Plan, as amended, provides for the automatic granting of nonstatutory stock options to Outside Directors of the Company. Each new Outside Director will be granted an option to purchase 15,000 shares of Common Stock on their date of election. Each continuing Outside Director will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders.

         During 1998, the Company granted options to non-employee directors Mr. Hart for 5,000 shares and Mr. Gardner for 15,000 shares from the 1994 Option Plan. Mr. Penisten and Mr. Rosenberger, employee-directors of the Company, were granted 100,000 shares and 500,000 shares, respectively, from the 1997 Option Plan. Prior to joining the Company, Mr. Bell was granted 25,000 shares from the 1997 Option plan for services performed as a consultant. Subsequently, Mr. Bell was granted 15,000 shares from the 1994 Option Plan and 5,000 shares from the 1997 Option Plan as he joined the Company as a non-employee director.

                                OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

         The following table sets forth the beneficial ownership of Common Stock of the  Company  as of March 10,  1999 by:  (a) each  director;  (b) each of the current officers named in the Summary Compensation Table ("Named Officers"); (c)
all directors and  executive  officers as a group;  and (d) each person known to the Company who  beneficially  owns 5% or more of the outstanding  shares of its
Common  Stock.  The  number  and  percentage  of  shares  beneficially  owned is determined under rules of the Securities and Exchange  Commission  ("SEC"),  and
the  information is not necessarily  indicative of beneficial  ownership for any other purpose. Under such rules,  beneficial ownership includes any shares as to which the  individual  has sole or shared voting power or  investment  power and also any shares which the  individual has the right to acquire within 60 days of
March 10, 1999 through the  exercise of any stock option or other right.  To the
Company's  knowledge,  the  persons  named in the  table  have sole  voting  and
investment   power  with  respect  to  all  shares  of  Common  Stock  shown  as beneficially  owned by them, subject to community property laws where applicable and the  information  contained  in the  footnotes  to this  table.  A total  of
12,342,681  shares of the Company's  Common Stock were issued and outstanding as of March 10, 1999.

                                                                    Shares Beneficially Owned
                                                                    -------------------------
                        Name                                         Number          Percent
                        ----                                         ------          -------
Seneca Ventures (1)..............................................   1,296,000          9.9%
Pauline Lo Alker (2)(6)..........................................     899,667          6.9%
Glenn Penisten (3)...............................................     327,182          2.2%
William F. Rosenberger (4).......................................      86,332            *
Robert Zecha (5).................................................      45,000            *
Steve Bell (5)....................................................     25,000            *
James Sullivan (5)...............................................      18,749            *
Charles Hart (5).................................................      12,187            *
Wilson Cheung (5)................................................       5,675            *
Michael Gardner..................................................         --             *
Fred Kiremidjian (6).............................................         --             *
All directors and current executive officers as a group (7)......      479,559         3.7%

* Less than 1%

(1) Based on information contained in the Schedule 13D filed by the above entity and other members of a group of which that entity is a part, including Woodland Venture Group, Woodland Partners, Barry Rubenstein, and Marilyn Rubenstein.
(2) Includes 36,000 shares held by a trust for the benefit of Ms. Alker's son, as to which shares Ms. Alker disclaims beneficial ownership; and 258,667 shares issuable upon the exercise of outstanding stock option which were exercisable at the Record Date or within 60 days thereafter. The aforementioned was based upon information provided by the Stockholder as of May 26, 1998, which is the most recent information available to the Company.
(3) Includes 286,666 shares issuable upon the exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.
(4) Includes 83,332 shares issuable upon the exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.
(5) Represents the number of shares issuable upon the exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.
(6) Ms. Alker and Mr. Kiremidjian are included in the Summary Compensation Table but are former executive officers of the Company.
(7) Includes 476,609 shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the three other most highly compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1998 exceeded $100,000, and two former executive officers of the Company whose salary and bonus exceeded $100,000, but who were not executive officers at December 31, 1998 (collectively the "Named Officers").


                                                     SUMMARY COMPENSATION TABLE

                                                                  Annual Compensation                       Long Term Compensation
                                                         --------------------------------------------                 Awards
             Name and                                                                                         Securities Underlying
        Principal Position                               Year           Salary               Bonus(1)               Options(1)
        ------------------                               ----           ------               --------               ----------
William F. Rosenberger                                   1998          $125,000             $ 50,000(2)               500,000
  President and CEO

James Sullivan                                           1998          $253,574(4)              --                     60,000
  VP of Sales                                            1997          $ 80,567(4)              --                    100,000(6)

Robert Zecha                                             1998          $167,875                 --                     20,000

Wilson Cheung                                            1998          $ 93,433             $ 23,925(3)                10,000
  VP of Finance and CFO

Pauline Lo Alker                                         1998          $275,400(5)              --                       --
  (former President and CEO)                             1997          $175,000             $149,048                  286,667(7)
                                                         1996          $175,000             $ 49,500                  280,000(8)

Fred Kiremidjian                                         1998          $190,449(5)              --                       --
  (former VP of Engineering)                             1997          $183,656             $ 45,150                  300,000(9)(10)
                                                         1996          $ 80,881                 --                    200,000(9)(10)

 (1) From time to time, the Compensation Committee reviews the performance of the executive officers and may award cash bonuses and/or stock options to officers. No bonus was paid to executive officers in 1998 for performance in such capacity. Bonuses paid in 1997 were earned in 1996 and bonuses paid in 1996 were partially earned in 1995.
 (2) Bonus paid to Mr. Rosenberger in 1998 was pursuant to "sign-on" provisions in the employment contract.
 (3) Bonus paid to Mr. Cheung in 1998 was based on performance prior to him being appointed to executive office.
 (4) Included in salary are commissions of $103,574 in 1998 and $15,664 in 1997.
 (5) Included in salary are severance payments of $175,000 to Ms. Alker and $66,667 to Mr. Kiremidjian.
 (6) Option to purchase 50,000 shares was issued on 10/31/97, replacing option to purchase 50,000 shares granted on 7/7/97.
 (7) Option to purchase an aggregate of 66,667 shares was issued on 10/31/97, replacing option to purchase 100,000 shares granted on 3/6/97. Option to purchase an aggregate of 120,000 shares issued on 10/31/97 replaces option to purchase 180,000 shares granted on 9/18/96 (see Note (8) below).
 (8) Option to purchase an aggregate of 180,000 shares was issued on 9/18/96, replacing option to purchase 100,000 shares granted on 4/9/96 and option to purchase 80,000 shares granted in 1995.

                                       8



 (9) Option to purchase 250,000 shares was issued on 10/31/97, replacing option to purchase 50,000 shares granted on 3/6/97 and 200,000 shares granted on 6/3/96.
(10) These options expired without being exercised within three months after termination of the officers' employment by the Company prior to December 31, 1998.


Option Grants in Last Fiscal Year

         The following table sets forth details regarding stock options granted to the current Named Officers in 1998. The Company granted no stock appreciation rights in 1998. In addition, in accordance with SEC rules, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

                                                                 Individual Grants
                                               ---------------------------------------------------       Potential Realizable Value
                                             Number of       Percent of                                  at Assumed Annual Rates of
                                            Securities     Total Options   Exercise                     Stock Price Appreciation for
                                            Underlying       Granted to     or Base                            Option Term (1)
                                              Options       Employees in     Price      Expiration      ----------------------------
          Name                                Granted        Fiscal Year     ($/Sh)        Date             5%($)           10%($)
          ----                                -------        -----------     ------        ----             -----           ------
William Rosenberger                           500,000             43%       $   4.13       6/11/08       $1,297,095       $3,287,094

James Sullivan                                 60,000              5%       $   2.63      10/19/08       $   99,051       $  251,014

Robert Zecha                                   20,000              2%       $   2.63      10/19/08       $   33,017       $   83,671

Wilson Cheung                                  10,000              1%       $   2.63      10/19/08       $   16,508       $   41,836

Pauline Lo Alker                                 --               --           --             --               --               --

Fred Kiremidjian                                 --               --           --             --               --               --

(1) The potential gain is calculated based on the fair market value of the Company's Common Stock on the date of grant, which is equal to the closing price reported on the Nasdaq National Market. These amounts only represent certain assumed rates of appreciation as established by the SEC. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

Aggregated Option Exercises and Fiscal Year End Option Values

         The following table sets forth certain information concerning options exercised by the current Named Officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and nonexercisable stock options as of year-end. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                              Number of Securities              Value of Unexercised
                                      Shares            Underlying Unexercised Options         In-the-Money Options at
                                     Acquired                  at Fiscal Year End                 Fiscal Year End (1)
                                        On      Value      -----------------------------     -----------------------------
          Name                       Exercise  Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
          ----                       --------  --------    -----------     -------------     -----------     -------------
William Rosenberger                     --        --           50,000          450,000         $ 18,750         $168,750
James Sullivan                          --        --           14,582           95,418             --           $112,500
Robert Zecha                            --        --           34,999          105,001             --           $ 37,500
Wilson Cheung                           --        --            4,373           20,627             --           $ 18,750
Pauline Lo Alker                        --        --          258,667             --           $298,800             --
Fred Kiremidjian                        --        --             --               --               --               --

(1) Market value of underlying securities, based on the closing price of the Company's Common Stock, as reported by the Nasdaq National Market System, on December 31, 1998 of $4.50, minus the exercise price.


Employment Agreements and Change in Control Arrangements

     Management Salary Continuation Agreements

         During 1998, the Company entered into Salary Continuation Agreements with William Rosenberger and Jerry McDowell. These agreements provide that in the event the individual is terminated, including "constructive termination" by demotion, relocation or reduction of the salary of the individual, beginning 30 days prior to public announcement and ending one year after the "change in control" of the Company, the individual would be entitled to continued salary and bonus payments for a period of one year. Each executive would also be entitled to continued medical coverage by the Company during the period of salary continuation, unless the executive is covered by another employer's group health plan. In addition, the Salary Continuation Agreements provide for the acceleration of all options to purchase shares of the Company's Common Stock granted to that individual prior to the "change of control".

         The 1997 Stock Plan provides that the Board of Directors may, in its sole discretion, accelerate the vesting and the ability to exercise options held by executive officers in the event of a change of control of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         During 1998, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries.

                REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The Committee is responsible for setting and administering policies governing compensation of executive officers. The Committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under the Company's 1997 Option Plan.

Compensation Policies

         The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonuses and stock options to achieve these goals. The Committee reviews various available data, including compensation surveys, to enable the Committee to compare the Company's compensation package with that of other high technology companies of similar size and growth rates in the Company's geographic area.

Compensation Components

         Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size, growth rate and location. Annual salary adjustments take into account achievements of individual executive officers during the prior fiscal year as measured against key Company-wide objectives set each year by the Board of Directors, as well as the executive officers' performance of their individual responsibilities. Each Committee member weighs objective and subjective performance factors and a consensus is obtained through discussion. The Compensation Committee also considered relative levels of responsibility among the executive officers in attempting to reach equitable and appropriate projected compensation levels.

         Cash incentive compensation is provided through participation in the Company's executive bonus plan. The Committee determines the amount of an individual's bonus based on subjective judgment of the Company's financial performance and the achievement of established goals. No performance bonus was paid to executive officers in 1998.

         The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to comparable equity compensation offered by similarly-sized high technology companies for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of subsequent grants, the Committee has considered the individual executive officer's performance during the previous fiscal year, the expected contributions during the coming year, the amount of options already held and the level of recent grants. Option grants to executive officers during 1998 were based upon available data concerning option grants to executive officers of companies of similar size, growth and location and a review of recent grants. The Committee believes that future subsequent option grants, with vesting schedules of up to four years, will provide strong incentives for executive officers to remain with the Company.

Chief Executive Officer Compensation

         The Compensation of the Chief Executive Officer is based upon the same criteria outlined above for the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in the discussions regarding his compensation or performance.

         Upon joining the Company in June 1998, Mr. Rosenberger agreed to an annual salary of $250,000 and received a signing bonus of $50,000. Further, Mr. Rosenberger received 500,000 shares of stock options from the Company's 1997 Option Plan. Mr. Rosenberger also accepted a Management Salary Continuation Agreement as previously noted.

Qualifying Compensation

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). Since to date the cash compensation plus restricted stock vesting of each of the Company's executive officers has been below the $1 million threshold and since the Committee believes that any options granted under the Company's option plan will meet the requirement of being performance-based under the provisions of Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal year 1997 or prior years. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

STOCK PERFORMANCE GRAPH

Five-Year Stockholder Return Comparison

         The graph below compares the cumulative total return on the Company's Common Stock for the end of each six month periods since the initial public offering in June 1994 compared to the CRSP Total Return Index for the Nasdaq Stock Market (US companies), an indicator of broad market performance, and the CRSP Total Return Index for the Nasdaq Computer Manufacturer Stocks (SIC 357), an indicator of the market performance of this sector. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                       Cumulative Comparison of Total Return

                             6/94    12/94    6/95     12/95    6/96    12/96    6/97     12/97     6/98     12/98
                             ----    -----    ----     -----    ----    -----    ----     -----     ----     -----
NPI                          $100    $445     $356     $192     $280    $290     $115     $118      $ 72     $ 73
Nasdaq U.S. Market           $100    $108     $134     $152     $172    $187     $209     $230      $275     $318
Nasdaq Computer              $100    $141     $181     $222     $257    $298     $323     $360      $525     $782
Manufacturers

* Assumes $100 invested on June 28, 1994 in the Company's Common Stock and in each index listed above.
**   Data points are as of the last business day of the respective month.
*** The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends for securities on which dividends are paid. Dividends have never been declared on the Company's Common Stock.

Summary of the 1997 Stock Plan, as Amended

         The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. A maximum of 2,500,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the Plan. The Board of Directors or a duly appointed committee of the Board administers the Plan. Subject to the provisions of the Plan, the Board determines the persons to whom awards are to be granted and all other terms and conditions of the awards. Awards may be granted under the Plan to employees (including officers), directors and consultants of the Company. The exercise price of each incentive stock option granted under the Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. Options granted under the Plan will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. If a Change in Control occurs, as defined by the Plan, the Board may provide that any unexercisable or unvested portion of the outstanding awards will become immediately exercisable and vested in full as of a date determined by the Board and/or may arrange with the surviving, acquiring or successor corporation or parent corporation thereof to either assume the Company's rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation's stock. The Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing awards granted under the Plan have lapsed. The Board may terminate or amend the Plan at any time.


                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

         The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment of the independent accountants. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

         It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope, which has been enclosed.


                                                 THE BOARD OF DIRECTORS

Dated: March 15, 1999